Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-172406 and 333-214142 on Form S-8, No. 333-176437 and 333-214141on Form F-3 and No. 333-225977 on Form F-1 of SGOCO Group, Ltd.( the “Company”) of our report dated June 15, 2020, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.
Hong Kong, China
June 15, 2020